Exhibit 5.2

May 6, 2020

Kitov Pharma Ltd.

One Azrieli Center, Round Tower, 23rd Floor

Tel Aviv, Israel 6701101

Ladies and Gentlemen:

We have acted as special U.S. counsel to Kitov Pharma Ltd., an Israeli company (the “Company”), in connection with the offering by the Company of 25,000,002 American Depositary Shares (the “ADSs”), each ADS representing one (1) ordinary share of the Company, no par value (the “Ordinary Shares”) pursuant to a registration statement on Form F-3 (Registration Statement No. 333-235327) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated December 13, 2019 (the “Base Prospectus”) and the final prospectus supplement dated May 6, 2020, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Final Prospectus Supplement”). This opinion is being rendered in connection with the offering and sale by the Company of the ADSs pursuant to the terms of a Securities Purchase Agreement dated May 6, 2020, entered into between the Company and each purchaser identified on the signature pages thereto. The ADSs will be issued pursuant to a Deposit Agreement dated as of November 25, 2015 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders (each as defined therein) from time to time of ADSs of the Company issued thereunder.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	When the ADSs have been issued and delivered in accordance with and in the manner described in the prospectus included in the Final Prospectus Supplement against payment in full of the consideration payable therefor, the ADSs will be valid and legally binding obligations of the Company

2.

When the ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the holders thereof to the rights specified therein.

Please note that we are opining only as to the matters expressly set forth herein and that no opinion should be inferred as to any other matter. We are opining herein as to the laws of the State of New York as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of the Law Office of Avraham Ben-Tzvi, Adv., Israeli counsel to the Company.

This opinion is being rendered solely in connection with the registration of the offering and sale of the ADSs, pursuant to the registration requirements of the Securities Act.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Company’s Report on Form 6-K to be filed with the Commission on or about May 8, 2020, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP